EXHIBIT 23.1


           [STONEFIELD JOSEPHSON, INC. LETTERHEAD]


               Consent of Independent Auditors


We consent to the use of our Independent Auditors' Report dated March 7, 2003, incorporated by reference in the Form
8-K/A of Bach-Hauser, Inc. filed with the Securities and Exchange Commission on March 12, 2003, and to the reference to our firm as experts in matters of auditing and accounting, included in this registration statement on Form
S-8.


/s/ Stonefield Josephson, Inc.
Santa Monica, California
March 18, 2003